Exhibit (e)

Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)   That it previously had filed a registration statement on Form F-6 (Koninklijke DSM N.V., 333-182397), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement other than the description of the shares underlying the ADSs; and

(2)   That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary

By:	/s/ Jean Paul Simoes
	Name:	Jean Paul Simoes
	Title:	Vice President

By:	/s/ Michael Curran
	Name:	Michael Curran
	Title:	Vice President